Exhibit 99.2

Tallgrass Energy Partners Announces Acquisition
Expanding Water Infrastructure Footprint into the Bakken

LEAWOOD, Kan.--(BUSINESS WIRE)-- Tallgrass Energy Partners, LP (NYSE: TEP), through its subsidiary BNN Water Solutions, LLC (“BNN”), today announced the acquisition of water infrastructure assets that establishes Tallgrass’s footprint in the Bakken, delivers new business for BNN and provides Tallgrass a platform from which to build additional midstream business in the Bakken.
BNN acquired Buckhorn SWD Solutions, LLC and Buckhorn Energy Services, LLC (“Buckhorn”), which collectively own 10 salt water disposal wells and approximately 39 miles of produced water gathering infrastructure for a cash purchase price of approximately $95 million. The system currently services approximately 133,000 dedicated acres for multiple Bakken producers, including XTO Energy, Inc. Tallgrass anticipates that BNN will spend an additional approximately $45 million in 2018 to further expand the system to accommodate increased dedicated water volumes resulting from expected new drilling and completions. Once the additional infrastructure is completed, Tallgrass expects the total investment will approximate a five times cash flow multiple.
With this acquisition, BNN now owns and operates over 230 miles of water supply and gathering pipelines in addition to other water supply, storage, recycle, and disposal assets; making them one of the largest independent operators of water infrastructure in the industry.
“The acquisition of this Bakken water infrastructure expands BNN’s footprint into another premier oil and gas producing region of the country, while establishing and expanding important customer relationships for BNN and Tallgrass,” said BNN Vice President and General Manager Jeff Nelson. “In addition, this acquisition provides Tallgrass with an opportunity to grow its midstream service offerings in the Bakken.”
About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 11 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include whether the additional capital expenditures to further expand BNN's operations in the Bakken will be made on time, on budget, or at all, and if such expenditures are made, whether increased water volumes will result from new drilling and completions (and whether those completions themselves will occur), and whether the transaction and follow-on capital expenditures will result in an approximately five times acquisition multiple. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Tallgrass Energy
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
phyllis.hammond@tallgrassenergylp.com